                                                           EXHIBIT 11



STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                             YEAR ENDED JUNE 30,                   YEAR ENDED JUNE 30,
                                                                    1997                             1996
                                                           PRIMARY      FULLY DILUTED           PRIMARY      FULLY DILUTED
Net loss applicable to common stock.................     ($5,774,711)    ($5,774,711)          ($3,954,574)   ($3,954,574)

Assumed interest income from proceeds remaining after
   repurchase of maximum options/warrants allowable
   under the treasury stock method of APB Opinion 15               0               0                     0        394,300
                                                         -----------     -----------           -----------    -----------

Adjusted net loss applicable to common stock .......     ($5,774,711)    ($5,774,711)          ($3,954,574)   ($3,560,274)
                                                         -----------     -----------           -----------    -----------
                                                         -----------     -----------           -----------    -----------

Weighted average number of common shares outstanding:
   Weighted average number of common shares outstanding..  2,372,065       2,372,065             1,933,196      1,933,196
   Incremental common shares outstanding from the
        issuance of common stock within one year of
        the initial public offering at a price below the
        assumed initial public offering price...........     261,481         261,481               313,777        313,777
   Incremental common shares outstanding from the
        issuance of stock options and warrants
        within one year of the initial public offering
        with an exercise price below the assumed
        initial public offering price...................      20,000          20,000                20,000         20,000
   Incremental common shares outstanding from the assumed
        exercise of options and warrants using the
        treasury stock market of APB Opinion 15 ........           0         221,178                     0      1,227,149
                                                         -----------     -----------           -----------    -----------

                                                           2,653,546       2,874,724             2,266,973      3,494,122
                                                         -----------     -----------           -----------    -----------
                                                         -----------     -----------           -----------    -----------

Net loss per share applicable to common stock                 ($2.18)         ($2.01)               ($1.74)        ($1.02)
                                                              -------         -------               -------        -------
                                                              -------         -------               -------        -------


                                                           EXHIBIT 11



STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                               THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                                 SEPTEMBER 30,                        SEPTEMBER 30,
                                                                     1997                                1996
                                                           PRIMARY      FULLY DILUTED           PRIMARY      FULLY DILUTED
Net loss applicable to common stock.................     ($1,948,374)    ($1,948,374)          ($1,198,414)   ($1,198,414)

Assumed interest income from proceeds remaining after
   repurchase of maximum options/warrants allowable
   under the treasury stock method of APB Opinion 15               0               0                     0         98,474
                                                         -----------     -----------           -----------    -----------

Adjusted net loss applicable to common stock .......     ($1,948,374)    ($1,948,374)          ($1,198,414)   ($1,099,940)
                                                         -----------     -----------           -----------    -----------
                                                         -----------     -----------           -----------    -----------

Weighted average number of common shares outstanding:
   Weighted average number of common shares outstanding..  3,240,991       3,240,991             2,245,663      2,245,663
   Incremental common shares outstanding from the
        issuance of common stock within one year of
        the initial public offering at a price below the
        assumed initial public offering price...........           0               0               313,777        313,777
   Incremental common shares outstanding from the
        issuance of stock options and warrants
        within one year of the initial public offering
        with an exercise price below the assumed
        initial public offering price...................      20,000          20,000                20,000         20,000
   Incremental common shares outstanding from the assumed
        exercise of options and warrants using the
        treasury stock market of APB Opinion 15 ........           0          39,086                     0      1,235,872
                                                         -----------     -----------           -----------    -----------

                                                           3,260,991       3,300,077             2,579,440      3,815,312
                                                         -----------     -----------           -----------    -----------
                                                         -----------     -----------           -----------    -----------

Net loss per share applicable to common stock                 ($0.60)         ($0.59)               ($0.46)        ($0.29)
                                                              -------         -------               -------        -------
                                                              -------         -------               -------        -------